Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into by and among Mueller Holding Company, Inc., a Delaware corporation (“Holdco”), Mueller Water Products, LLC, a Delaware limited liability company (“MWP LLC”), and Mueller Water Products Co-Issuer, Inc., a Delaware corporation (“MWP Co-Issuer” and together with MWP LLC, the “Merging Entities”), as of January 31, 2006.  In consideration of the mutual promises and covenants contained in the Agreement, the parties agree as follows:

WHEREAS, Holdco is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on September 22, 2005, and whose sole stockholder is Walter Industries, Inc.;

WHEREAS, MWP LLC is a limited liability company duly formed and existing under the laws of the State of Delaware, having been formed on October 3, 2005 upon conversion of a Delaware corporation incorporated on June 10, 1999, and whose sole member is Holdco;

WHEREAS, MWP Co-Issuer is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on September 22, 2005, and whose sole stockholder is MWP LLC; and

WHEREAS, each of the board of managers of MWP LLC, the board of directors of MWP Co-Issuer and the board of directors of Holdco deems it desirable, upon the terms and subject to the conditions herein stated, that the Merging Entities be merged with and into Holdco;

NOW, THEREFORE, it is agreed as follows:

1.                                       The Merger

1.1                                 Surviving Corporation.  Upon the filing of the Certificate of Merger or at such other effective time set forth therein (the “Effective Time”), in substantially the form attached hereto as Exhibit 1, with the Secretary of State of the State of Delaware:

(a)                                  the Merging Entities shall be merged (the “Merger”) with and into Holdco in accordance with Sections 251 and 264 of the Delaware General Corporation Law and Section 18-209 of the Delaware Limited Liability Company Act;

(b)                                 Holdco shall be the surviving corporation of the Merger (the “Surviving Corporation”); and

(c)                                  The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

1.2                                 Certificate of Incorporation and Bylaws.  From and after the Effective Time until thereafter amended, the certificate of incorporation and the bylaws of Holdco in effect immediately prior to the Effective Time shall be the certificate of incorporation and the bylaws of the Surviving Corporation, except that the certificate of incorporation of Holdco shall be amended in the Merger to provide that the Surviving Corporation’s name shall be “Mueller Water Products, Inc.”

1.3                                 Directors and Officers.  To the extent that an individual listed on Exhibit 2 hereto is a director or officer of MWP LLC immediately prior to the Effective Time, such individual shall be a director or officer (or both) (whether or not he or she held such title or position before the Merger) of the Surviving Corporation as designated on Exhibit 2 hereto from and after the Effective Time, until his successor is duly elected and qualified or his earlier resignation or removal.

1.4                                 Share Cancellation.  At the Effective Time, each limited liability company interest of MWP LLC and each share of common stock of MWP Co-Issuer outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any additional action on the part of the holders thereof or the Merging Entities, be cancelled and retired and shall cease to exist, and no consideration shall be issued in respect thereof.  Each share of common stock of Holdco shall, by virtue of the Merger and without any additional action on the part of the holders thereof or Holdco, remain unchanged and continue to remain outstanding as one share of common stock of the Surviving Corporation unaffected and unimpaired by the Merger.

2.                                       General

2.1                                 Condition to the Merger.  This Agreement and the Merger must be duly adopted by the stockholders or members, as the case may be, of Holdco and the Merging Entities prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

2.2                                 Termination.  Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated and abandoned at any time before the Effective Time, whether before or after adoption and approval of this Agreement by the stockholders or members, as the case may be, of Holdco and/or the Merging Entities, by the board of directors or the board of managers, as applicable, of any of the parties hereto.  In the event of such termination and abandonment, this Agreement shall forthwith become void and none of the parties nor their respective officers, directors, stockholders, managers or members shall have any liability hereunder.

2.3                                 Amendment.  Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be amended, to the fullest extent permitted by law, at any time before the Effective Time, whether before or after adoption and approval of this Agreement by the stockholders or members, as the case may be, of Holdco and/or the Merging Entities, by an agreement in writing duly approved by the board of directors and the board of managers, as applicable, of each of the parties hereto.

2.4                                 No Third Party Beneficiaries.  Any representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors and permitted assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

2.5                                 Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof in any other jurisdiction.

2.6                                 Governing Law.  This Agreement will be governed by and construed in accordance with the law of the State of Delaware.

2.7                                 Counterparts.  This Agreement may be in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument.

2.8                                 Interpretation.  Article titles and headings to sections are inserted for convenience of reference only and are not intended to be a part or to affect the meaning or interpretation hereof.  As used herein, “hereof”, “herein”, “hereunder” and comparable terms refer to the entirety of this Agreement and not to any particular article, section or other subdivision hereof; references to any gender include references to other genders and references to the singular include references to the plural and vice versa; references to this Agreement or other documents are as amended or supplemented from time to time; and references to “Article”, “Section” or another subdivision are to an article, section or subdivision of this Agreement.

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

MUELLER HOLDING COMPANY, INC.

By:	/s/ Victor P. Patrick
Name: Victor P. Patrick
Title: Vice President, Secretary and Treasurer

MUELLER WATER PRODUCTS, LLC

By:	/s/ Victor P. Patrick
Name: Victor P. Patrick
Title: Vice President and Secretary

MUELLER WATER PRODUCTS CO-ISSUER, INC.

By:	/s/ Victor P. Patrick
Name: Victor P. Patrick
Title: Vice President, Secretary and Treasurer